Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Kim Fennell, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Pinnacle Systems, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Pinnacle Systems, Inc.

	By:	/s/ J. KIM FENNELL
Date: May 15, 2003	Name: Title:	J. Kim Fennell President and Chief Executive Officer

I, Arthur D. Chadwick, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Pinnacle Systems, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Pinnacle Systems, Inc.

	By:	/s/ ARTHUR D. CHADWICK
Date: May 15, 2003	Name: Title:	Arthur D. Chadwick Vice President, Finance and Administration, Chief Financial Officer and Secretary